As filed with the Securities and Exchange Commission on April 29, 2004.

                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    --------
                               UNITIL CORPORATION
             (Exact name of registrant as specified in its charter)

         New Hampshire                                          02-0381573
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

             6 Liberty Lane West, Hampton, New Hampshire 03842-1720 (Address of principal executive offices, including zip code)

                                    --------

                               UNITIL CORPORATION
                           2003 RESTRICTED STOCK PLAN
                            (Full title of the plan)

                                    --------

                                 Mark H. Collin
                             Senior Vice President,
                       Chief Financial Officer & Treasurer
                               Unitil Corporation
                               6 Liberty Lane West
                        Hampton, New Hampshire 03842-1720
                                 (603) 772-0775
(Name, address, and telephone number, including area code, of agent for service)


                                   Copies to:
                             David S. Balabon, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                               260 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 748-6800

                                    ---------
                         CALCULATION OF REGISTRATION FEE

===============================================================================================
    Title of                        Proposed maximum     Proposed maximum
    securities      Amount to be     offering price     aggregate offering        Amount of
to be registered    registered\1       per share\2           price\2           registration fee
-----------------------------------------------------------------------------------------------
  Common Stock,        177,500           $27.35             $4,854,625            $615.08
  no par value          shares
===============================================================================================

--------------------------------------------------------------------------------
1/In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

2/Determined on the basis of the average of the high and low sale price of the common stock as reported on the American Stock Exchange on April 22, 2004, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     We incorporate by reference in this registration statement the following documents we have filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended:

     (1) Unitil's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed on February 27, 2004.

     (2) Unitil's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed on April 28, 2004.

     (3) Unitil's Registration Statement on Form 8-A filed on February 8, 1985.

     All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information we furnish, rather than file, with the Securities and Exchange Commission pursuant to certain items of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.  Interests of Named Experts and Counsel.

     Paul K. Connolly, a member of the firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P., which is rendering an opinion on the validity of the securities being registered hereunder, owns approximately 3,257 shares of common stock as of the date of this registration statement, including shares that may be acquired within 60 days pursuant to the exercise of stock options. Mr. Connolly is a participant in our dividend reinvestment plan and, as such, acquires additional shares of our common stock at regular intervals.

Item 6.  Indemnification of Directors and Officers.

     The Company is organized under the laws of the State of New Hampshire. The New Hampshire Business Corporation Act (the "NHBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under the NHBCA.

     Article X of the Company's By-Laws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the person's having served as, or by reason of the person's alleged acts or omissions while serving as a director, officer, employee or agent of the Company, or while serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement or otherwise actually and reasonably incurred by him in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, said indemnification to be to the full extent permitted by law under the circumstances, including, without limitation, by all applicable provisions of the NHBCA. Any indemnification under
Article X shall be made by the Company with respect to Directors or other persons after a determination that the person to be indemnified has met the standards of conduct set forth in the NHBCA, such determination to be made by the Board of Directors, by majority vote of a quorum, or by other persons authorized to make such a determination under the NHBCA.

     The right of indemnification arising under Article X was adopted for the purpose of inducing persons to serve and to continue to serve the Company without concern that their service may expose them to personal financial harm. It is to be broadly construed, applied and implemented in light of that purpose. It is not to be exclusive of any other right to which any such person is entitled under any agreement, vote of the stockholders or the Board of Directors, statute, or as a matter of law, or otherwise, nor is it to be construed to limit or confine in any respect the power of the Board of Directors to grant indemnity pursuant to any applicable statutes or laws of the State of New Hampshire. The provisions of Article X are separable, and, if any provision or portion thereof is for any reason held inapplicable, illegal or ineffective, such holding will not affect any other right of indemnification existing under
Article X or otherwise. As used in Article X, the term "person" includes heirs, executors, administrators or other legal representatives. As used in Article X, the terms "Director" and "officer" include persons elected or appointed as officers by the Board of Directors, persons elected as Directors by the stockholders or by the Board of Directors, and persons who serve by vote or at the request of the Company as directors, officers or trustees of another organization in which the Company has any direct or indirect interest as a shareholder, creditor or otherwise.

     Article X of the Company's By-Laws also allows the Company to purchase and maintain insurance on behalf of any person who was or is a Director, officer or employee of the Company or any of its subsidiaries, or who was or is serving at the request of the Company as a fiduciary of any employee benefit plan of the Company or any subsidiary, against any liability asserted against, and incurred by, such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the NHBCA. The obligation to indemnify and reimburse such person under the Company's By-Laws, if applicable, will be reduced by the amount of any such insurance proceeds paid to such person, or the representatives or successors of such person.

     The Company maintains liability insurance protecting it, as well as its directors and officers, against liability by reason of their being or having been directors or officers.

Item 8.  Exhibits.

         Exhibit No.    Description of Exhibit
         -----------    ----------------------

         4(a) Articles of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-14, No. 2-93769, and incorporated herein by reference).

         4(b) Articles of Amendment to the Articles of Incorporation of the Company (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference).

         4(c) By-Laws of the Company (filed as Exhibit 4.4 to the Company's Registration Statement on Form S-8, No. 333-73327, and incorporated herein by reference).

         4(d)           Unitil Corporation 2003 Restricted Stock Plan (filed as
                        Exhibit 10.16 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference).

         4(e)           Form of Restricted Stock Agreement.

         5 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company.

         23(a)          Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                        (contained in opinion filed as Exhibit 5).

         23(b) Consent of Grant Thornton LLP, independent public accountants.

         24             Power of Attorney (see signature pages).

Item 9.  Undertakings.

        The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark H. Collin and Robert G. Schoenberger, and each of them individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, or his substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hampton, the State of New Hampshire, on this 31st day of March, 2004.

                                             UNITIL CORPORATION



                                             /s/ Mark H. Collin
                                             ---------------------------
                                             Mark Collin
                                             Senior Vice President,
                                             Chief Financial Officer and
                                             Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                       Title                                 Date
---------                       -----                                 ----

/s/ Mark H. Collin              Senior Vice President, Chief
--------------------------      Financial Officer and             March 31, 2004
Mark H. Collin                  Treasurer

/s/ Robert G. Schoenberger      Chairman of the Board, Chief
--------------------------      Executive Officer and             March 31, 2004
Robert G. Schoenberger          President

/s/ Laurence M. Brock           Vice President and Controller     March 31, 2004
--------------------------
Laurence M. Brock

/s/ David P. Brownell           Director                          March 31, 2004
--------------------------
David P. Brownell

/s/ Michael J. Dalton           Director                          March 31, 2004
--------------------------
Michael J. Dalton

/s/ Albert H. Elfner, III       Director                          March 31, 2004
--------------------------
Albert H. Elfner, III

/s/ Ross B. George              Director                          March 31, 2004
--------------------------
Ross B. George

/s/ Edward F. Godfrey           Director                          March 31, 2004
--------------------------
Edward F. Godfrey

/s/ Michael B. Green            Director                          March 31, 2004
--------------------------
Michael B. Green

/s/ Eben S. Moulton             Director                          March 31, 2004
--------------------------
Eben S. Moulton

/s/ M. Brian O'Shaughnessy      Director                          March 31, 2004
--------------------------
M. Brian O'Shaughnessy

/s/ Charles H. Tenney III       Director                          March 31, 2004
--------------------------
Charles H. Tenney III

/s/ Sarah P. Voll               Director                          March 31, 2004
--------------------------
Dr. Sarah P. Voll

                                  EXHIBIT INDEX

Exhibit
  No.     Description of Exhibit
-------   ----------------------

4(a)      Articles of Incorporation of the Company, as amended (filed as Exhibit
          3.1 to the Company's Registration Statement on Form S-14, No. 2-93769, and incorporated herein by reference).

4(b) Articles of Amendment to the Articles of Incorporation of the Company (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference).

4(c) By-Laws of the Company (filed as Exhibit 4.4 to the Company's Registration Statement on Form S-8, No. 333-73327, and incorporated herein by reference).

4(d) Unitil Corporation 2003 Restricted Stock Plan (filed as Exhibit 10.16 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference).

4(e)      Form of Restricted Stock Agreement.

5         Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the
          Company.

23(a) Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (contained in opinion filed as Exhibit 5 hereto).

23(b)     Consent of Grant Thornton LLP, independent public accountants.

24        Power of Attorney (see signature pages).